EXHIBIT 99.1

Integrated Cannabis Solutions Expands Assets and adds $1.2 mill in Revenue

Updates on the name change, website, new Directors, OTCQB Quotation, and additional acquisitions.

October 12, 2022 - Coconut Creek, FL Integrated Cannabis Solutions, Inc. (“Integrated Cannabis” or the “Company”), (OTCPINK: IGPK) is pleased to share the following update.

On October 3, 2022, we filed our Super 8-K https://t.co/Kl5D1mR8qY with audited financials of its new subsidiary, Consolidated Apparel, Inc. (“Consolidated”).  On October 12, 2022, we filed a Super 8-K/A with proforma financials https://www.sec.gov/ix?doc=/Archives/edgar/data/1002771/000147793222007559/igpk_8ka.htm. These financials show a combination of both Integrated and Consolidated for the year ending December 31, 2021 and the 6 months ending June 30, 2022. For the 6 months period ending June 30, 2022, Consolidated’s assets are $400,898 (including cash of $37,871), revenues of $675,626, and costs and expenses of $569,549. For the 12 months ending December 31, 2021, Consolidated’s assets are $295,173 (including cash of $58,668), revenues of $1,224,524, and total costs and expenses of $1,119,972.

Shell Status – On October 4, 2022, we filed an 8-K amendment stating that as a result of the acquisition of Consolidated, we have ceased to be a shell company; however, after submitting an email to OTC Markets as requested, OTC Markets placed a “Shell Risk” sign on our OTC Markets page. Then, after inquiring several times to OTC Markets regarding the Shell Risk designation with no disposition, our securities counsel sent correspondence to OTC Markets explaining that based on our acquisition of Consolidated and the above financial information filed with the SEC, the “Shell Risk” should be removed. We then received an email from OTC Markets Surveillance Division that the “Shell Risk” flag is an indication that a company displays characteristics common to Shell Companies, which designation is based on OTC Markets’ review of our financial statements to the period ended 6/30/2022 and Forms 8-K filed on 10/3/2022 and 10/4/2022, and that following such review, OTC Markets determined not to remove the shell risk flag, but stating that we may ask for another review after we file our consolidated financial statements or pro-forma financial statements which includes Consolidated; on October 12, 2022, we filed our pro-forma financial statements with the SEC via another 8-K amendment, and we will again be requesting that OTC Markets remove the Shell Risk designation.

Now that the Super 8-K has been filed and Consolidated is our wholly-owned subsidiary, Integrated can now complete some open tasks, including a new website, name change, new directors, and OTCQB quotation.

Name change – In June 2022, Nevada approve the name change, but we could not file with FINRA until the Super 8-Kk was filed. We have reached out to counsel to resume the process of changing the name to Integrated Holding Solutions, Inc. and requested that we retain the same ticker.

Website – The new website for Integrated, will be published once the name change has been filed with the State of Nevada, while we are waiting for final approval from FINRA.

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New Directors – As with the name change, we could not bring on new Directors until the Super 8-K was filed. We needed an operating business to secure D&O insurance; once we have secured D&O insurance, we will appoint new Directors.

OTCQB – Once we have completed the name change, published the website, and add the 2 new Directors, and our price is close to $.01 or over we will finish and submit the application to be quoted on the OTCQB.

GTCR Management – Has finished the prep work on its financials for 2020 and 2021, these are the years that will be audited, and we will proceed with assisting GTCR in rolling forward the financials for the 9 months ending September 30, 2022.

Additional Acquisitions – We are conducting our due diligence on additional acquisitions, and our plan is for the next acquisition to be an asset acquisition.

The Company, in compliance with SEC regulations, will use social media outlets like Facebook or Twitter and its own website at www.igpk.org to announce key information in compliance with Regulation FD.

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the relative growth of the Company’s future business, target markets, demand for products and services, and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. Despite our Shell designation being removed in conjunction with our Super 8-K filing, pursuant to Rule 144 of the Securities Act of 1933 we are required to post Form 10 Information in the form of the Super 8-K filing for 1 year in compliance with Rule 144. No information in this press release should be construed in any manner whatsoever as an indication of our future revenues, financial condition, or stock price. There is no assurance that GCTR or Consolidated will maintain its current revenue level; as such, future periods may generate less revenue than its historical revenues to date.

Investor Relations:

Matthew Dwyer

matt@igpk.org

www.igpk.org

Twitter @IGPKOTC

954-906-0098

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